                                  EXHIBIT 4.1


                        2000 EMPLOYEE STOCK OPTION PLAN
                                      OF
                   WELLS REAL ESTATE INVESTMENT TRUST, INC.
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                        2000 EMPLOYEE STOCK OPTION PLAN
                                      OF
                   WELLS REAL ESTATE INVESTMENT TRUST, INC.

     WELLS REAL ESTATE INVESTMENT TRUST, INC., a Maryland corporation (the "Company") adopted this 2000 Employee Stock Option Plan (the "Plan"), effective June 28, 2000, the date of approval of the Plan by the Shareholders of the Company, for the benefit of the eligible employees of WELLS CAPITAL, INC., a Georgia corporation ("Wells Capital") and WELLS MANAGEMENT COMPANY, INC., a Georgia corporation ("Wells Management").

     The purpose of this Plan is to enable Wells Capital and Wells Management to obtain and retain the services of Employees considered essential to the long range success of the Company, Wells Capital, Wells Management and their Affiliates by offering Employees an opportunity to participate in the Company's growth through the ownership of stock in the Company.

                                   ARTICLE I
                                  DEFINITIONS

     Wherever the following terms are used in this Plan they shall have the meanings specified below, unless the context clearly indicates otherwise.

     "Affiliate" or "Affiliated" means, as to any individual, corporation, partnership, trust, limited liability company or other legal entity (i) any person or entity directly or indirectly through one or more intermediaries controlling, controlled by or under common control with another person or entity; (ii) any person or entity directly or indirectly owning, controlling, or holding with power to vote ten percent (10%) or more of the outstanding voting securities of another person or entity; (iii) any officer, director, general partner or trustee of such person or entity; (iv) any person ten percent (10%) or more whose outstanding voting securities are directly or indirectly owned, controlled or held, with power to vote, by such other person; and (v) if such other person or entity is an officer, director, general partner or trustee of a person or entity, the person or entity for which such person or entity acts in any such capacity.

     "Board" shall mean the Board of Directors of the Company.

     "Cause," unless otherwise defined in an Employee's employment agreement, shall mean (i) gross negligence or willful misconduct, (ii) an uncured breach of any of the Employee's material duties under his or her employment agreement,
(iii) fraud or other conduct against the material best interests of his or her Employer or the Company, or (iv) a conviction of a felony, if such conviction has a material adverse effect on his or her Employer. If "Cause" is otherwise defined in an Employee's employment agreement, the definition in the employment agreement shall be effective for purposes of the Plan with respect to the Employee in question.

     "Change in Control" shall mean a change in ownership or control of the Company effected through either of the following transactions:

          (a) any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders which the Board does not recommend that such stockholders accept; or

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          (b) there is a change in the composition of the Board over a period of
36 consecutive months (or less) such that a majority of the Board members (rounded up to the nearest whole number) ceases, by reason of one or more proxy contests for the election of Board members, to be comprised of individuals who either (i) have been Board members continuously since the beginning of such period or (ii) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Committee" shall mean, with respect to the Company, the Compensation Committee of the Board, or another committee or subcommittee of the Board, appointed as provided in Section 6.1.

     "Common Stock" shall mean the common stock of the Company, par value $0.01 per share, issued or authorized to be issued in the future, but excluding any preferred stock and any warrants, options or other rights to purchase Common Stock.

     "Company" shall mean Wells Real Estate Investment Trust, Inc., a Maryland corporation.

     "Corporate Transaction" shall mean any of the following stockholder-approved transactions to which the Company is or becomes a party:

          (a) a merger or consolidation in which the Company is not the surviving entity, except for any transaction the principal purpose of which is to (i) change the State in which the Company is incorporated, (ii) form a holding company, or (iii) effect a similar reorganization as to form pursuant to which this Plan and all Options are assumed by the successor entity;

          (b) the sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company in complete liquidation or dissolution of the Company in a transaction not covered by the exceptions to clause (a) above; or

          (c) any reverse merger in which the Company is the surviving entity but in which securities constituting more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred or issued to a person or persons different from those who held such securities immediately prior to such merger.

     "Employee" shall mean any employee of Wells Management or Wells Capital who does not participate in any material way in the management decisions of the Company.

     "Employer" shall mean either Wells Capital or Wells Management, as the context may require.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Fair Market Value" on any date shall mean the average of the Closing Price (as defined below) per Share for the five consecutive Trading Days (as defined below) ending on such date. The "Closing Price" on any date shall mean the last sale price, regular way (as defined below), or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal national securities exchange on which the Shares are listed or admitted to trading or, if the Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the

                                       2
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over-the-counter market, as reported by The NASDAQ Stock Market, Inc. ("NASDAQ")
or, if NASDAQ is no longer in use, the principal automated quotation system that may then be in use or, if the Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Shares selected by the Board or, if there is no professional market maker making a market in the Shares, the average of the last ten purchases by the Company pursuant to its Share Redemption Program ("SRP"), or if less than ten purchases have been made pursuant to the SRP, then the average of such lesser number of purchases, or, if the SRP is not then in existence, the price at which the Company is then offering Shares to the public if the Company is then engaged in a public offering of Shares, or if the Company is not then offering Shares to the public, the price per share at which a stockholder may purchase Shares pursuant to the Company's Distribution Reinvestment Program (the "DRP") if such DRP is then in existence, or if the DRP is not then in existence, the fair market value of a Share as determined by the Board, in its sole discretion. "Trading Day" shall mean a day on which the principal national securities exchange or national automated quotation system on which the Shares are listed or admitted to trading is open for the transaction of business or, if the Shares are not listed or admitted to trading on any national securities exchange or national automated quotation system, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Georgia are authorized or obligated by law or executive order to close. The term "regular way" means a trade that is effected in a recognized securities market for clearance and settlement pursuant to the rules and procedures of the National Securities Clearing Corporation, as opposed to a trade effected "ex-clearing" for same day or next day settlement.

     "Independent Director" shall mean a member of the Board who is not, and within the last two years has not been, directly or indirectly, associated with Wells Capital or Wells Management or any of their Affiliates by virtue of (i) ownership of an interest in Wells Capital or Wells Management or any of their Affiliates, (ii) employment by Wells Capital or Wells Management or any of their Affiliates, (iii) service as an officer or director of Wells Capital or Well Management or any of their Affiliates, (iv) performance of services, other than as a director, for the Company, (v) service as a director or trustee of more than three real estate investment trusts advised by Wells Capital or its Affiliates, or (vi) maintenance of a material business or professional relationship with Wells Capital or Wells Management or any of their Affiliates. An indirect relationship shall include circumstances in which a director's spouse, parents, children, siblings, mother- or father-in-law, sons- or daughters-in-law or brothers- or sisters-in-law is or has been associated with Wells Capitals or Wells Management or any of their Affiliates. A business or a professional relationship is considered material if gross revenue derived by the director from Wells Capital or Wells Management or Affiliates thereof exceeds five percent (5%) of either the director's annual gross revenue during either of the last two years or the director's net worth determined on a fair market value basis.

     "Listing" shall mean the listing of the Shares for trading on a nationally recognized securities exchange or quotation of the Shares on NASDAQ or an over-the-counter bulletin board.

     "Non-Qualified Stock Option" shall mean an Option which is not considered an Incentive Stock Option under the Code. All Options granted under this Plan shall constitute Non-Qualified Stock Options.

     "Option" shall mean a stock option granted under Article III of this Plan.

     "Optionee" shall mean an Employee granted an Option under this Plan.

     "Plan" shall mean this 2000 Employee Stock Option Plan of Wells Real Estate Investment Trust, Inc.

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     "Rule 16b-3" shall mean that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.

     "Shares" shall mean shares of Common Stock issuable upon exercise of Options under this Plan.

     "Termination of Employment" shall mean the time when the employee-employer relationship between an Optionee and his or her Employer is terminated for any reason, with or without Cause, including, but not by way of limitation, a termination by resignation, discharge, death, disability or retirement; but excluding (i) termination where there is a simultaneous reemployment or continuing employment of an Optionee by the Company, Wells Management or Wells Capital, (ii) at the discretion of the Committee, terminations which result in a temporary severance of the employee-employer relationship, and (iii) at the discretion of the Committee, terminations which are followed by the simultaneous establishment of a consulting relationship with the former Employee by the Company, Wells Management or Wells Capital. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for Cause, and all questions or whether a particular leave of absence constitutes a Termination of Employment. Notwithstanding any other provision of this Plan, Wells Management and Wells Capital have an absolute and unrestricted right to terminate an Employee's employment at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in writing.

     "Wells Capital" shall mean Wells Capital, Inc., a Georgia corporation.

     "Wells Management" shall mean Wells Management Company, Inc., a Georgia corporation.

                                  ARTICLE II
                            SHARES SUBJECT TO PLAN

     2.1. Shares Subject to Plan.  The aggregate number of Shares which may be
          ----------------------
issued upon exercise of Options under this Plan shall not exceed Seven Hundred Fifty Thousand (750,000). The Shares issuable upon exercise of Options may be either previously authorized but unissued shares or treasury shares.

     2.2. Add-back of Options and Other Rights.  If any Option expires or is
          ------------------------------------
canceled without having been fully exercised, or is exercised in whole or in part for cash as permitted by this Plan, the number of Shares subject to such Option as to which such Option was not exercised prior to its expiration, cancellation or exercise may again be optioned, granted or awarded hereunder, subject to the limitations of Section 2.1. Furthermore, any Shares subject to Options which are adjusted pursuant to Section 7.3 and become exercisable with respect to shares of stock of another corporation shall be considered canceled and may again be optioned, granted or awarded hereunder, subject to the limitations of Section 2.1. Shares which are delivered by the Optionee or Shares withheld by the Company upon the exercise of any Option under this Plan in payment of the exercise price thereof may again be optioned, granted or awarded hereunder, subject to the limitations of Section 2.1.

                                  ARTICLE III
                              GRANTING OF OPTIONS

     3.1. Eligibility.  Any Employee, selected by the Committee pursuant to
          -----------
Section 3.2(a)(i), shall be eligible to be granted an Option.

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     3.2  Granting of Options.
          -------------------

          (a) The Committee, upon recommendation and consultation with Employer, shall from time to time, in its absolute discretion, and subject to applicable limitations of this Plan:

               (i)   determine which Employees should be granted Options;

               (ii) determine the number of Shares to be subject to such Options; and

               (iii) determine the terms and conditions of such Options, consistent with this Plan.

          (b) Upon the selection of an Employee to be granted an Option, the Committee shall instruct the Secretary of the Company to issue the Option and may impose such conditions on the grant of the Option as it deems appropriate.

                                  ARTICLE IV
                               TERMS OF OPTIONS

     4.1  Option Agreement.  Each Option shall be evidenced by a written Stock
          ----------------
Option Agreement, which shall be executed by the Optionee and an authorized officer of the Company and which shall contain such terms and conditions as the Committee shall determine consistent with this Plan.

     4.2. Exercise Price.  The exercise price per share of the shares subject to
          ---------------
each Option shall be set by the Committee; provided, however, that such exercise
                                           --------  -------
price shall not be less than the greater of (i) $11.00 per share, or (ii) the Fair Market Value of a Share on the date the Option is granted. Notwithstanding any other provision of this Plan to the contrary, the Committee shall not have the authority to amend the terms of any outstanding Option to reduce its exercise price.

     4.3. Option Term.  The term of an Option shall be set by the Committee in
          -----------
its discretion; provided, however, that no Option shall be granted with a term
                --------  -------
of more than five years from the later of (i) the date of Listing, or (ii) the date the Option is granted. The Committee may extend the term of any outstanding Option in connection with any Termination of Employment of the Optionee, or amend any other term or condition of such Option relating to such a termination.

     4.4. Option Vesting.
          --------------

     (a)  The period during which the right to exercise an Option in whole or in part vests in the Optionee shall be set by the Committee and the Committee may determine that an Option may not be exercised in whole or in part for a specified period after it is granted; provided, however, that, unless the
                                      --------  -------
Committee otherwise provides in the terms of the Stock Option Agreement or otherwise, no Option shall be exercisable by any Optionee who is then subject to
Section 16 of the Exchange Act within the period ending six months and one day after the date the Option is granted. At any time after an Option is granted under this Plan, subject to whatever terms and conditions it selects, including, without limitation, a Change in Control, the Committee may accelerate the period during which an Option vests in the Optionee.

     (b) No portion of an Option which is unexercisable at Termination of Employment shall thereafter become exercisable, except as may be otherwise provided by the Committee in any Stock Option Agreement or by action of the Committee following the grant of the Option.

                                       5
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     4.5. Consideration.  In consideration of the granting of an Option, the
          -------------
Optionee shall agree, in the written Stock Option Agreement, to remain in the employ of his or her Employer for a period of at least one year (or such shorter period as may be fixed in the Stock Option Agreement or by action of the Committee following grant of the Option) after the Option is granted. Nothing in this Plan or in any Stock Option Agreement hereunder shall (i) confer upon any Optionee any right to (a) continue in the employ of his or her Employer, or
(b) receive any severance pay from his or her Employer, or (ii) interfere with or restrict in any way the rights of his or her Employer, which are hereby expressly reserved, to discharge any Optionee at any time for any reason whatsoever, with or without Cause.


                                   ARTICLE V
                              EXERCISE OF OPTIONS

     5.1. Partial Exercise.  An Option may be exercised in whole or in part;
          ----------------
however, an Option shall not be exercisable with respect to fractional Shares and the Committee may require that, by the terms of the Stock Option Agreement, a partial exercise be allowed only with respect to a minimum number of Shares.

     5.2. Manner of Exercise.  All or a portion of an Option shall be deemed
          ------------------
exercised upon delivery of all of the following to the Secretary of the Company (or such other officer as identified in the applicable Stock Option Agreement) with a copy of such documents delivered concurrently to the Secretary of the Optionee's Employer:

     (a) a written notice complying with the applicable rules established by the Committee stating that the Option, or a portion thereof, is exercised, and such notice shall be signed by the Optionee or other person then entitled to exercise the Option or such portion of the Option;

     (b) such representations and documents as the Committee, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act of 1933, as amended, and any other federal or state securities laws or regulations; provided, the Committee may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

     (c) in the event that the Option shall be exercised by any person or persons other than the Optionee, as determined pursuant to Section 7.1, appropriate proof of the right of such person or persons to exercise the Option; and

     (d) full cash payment for the Shares with respect to which the Option, or portion thereof, is exercised to the Secretary of the Company; provided,
                                                               --------
however, that the Committee may, in its absolute discretion, allow a delay in
-------
payment up to 30 days from the date the Option, or portion thereof, is exercised.

     5.3  Issuance of Shares to an Optionee.  As soon as practicable after
          ---------------------------------
receipt by the Company, pursuant to Section 5.2(d), of payment for the Shares with respect to which an Option, or portion thereof, is exercised by an Optionee, the Company shall issue to the Optionee the number of Shares equal to:

     (a)  the amount of payment made by the Optionee to the Company, pursuant to
Section 5.2(d), divided by

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     (b)  the exercise price per share of the Shares subject to the Option, as determined pursuant to Section 4.2.

     5.4. Conditions to Issuance of Shares.  The Company shall not be required
          --------------------------------
to issue or deliver any Shares purchased upon the exercise of any Option, or portion thereof, prior to fulfillment of all of the following conditions:

     (a) the registration of such Shares for Listing on all stock exchanges on which the Shares are then listed;

     (b) the completion of any registration or other qualification of such Shares under any state or federal law, or under the rulings of regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Committee or Board shall, in its absolute discretion, deem necessary or advisable;

     (c) the obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable;

     (d) the lapse of such reasonable period of time following the exercise of the Option as the Committee may establish from time to time for reasons of administrative convenience; and

     (e) the receipt by the Company of full payment of the exercise price for such Shares, plus payment of any applicable withholding tax that may be necessary or required to be withheld by the Company.

     5.5. Rights as Stockholders.  The holders of Options shall not be, nor have
          ----------------------
any of the rights or privileges of, stockholders of the Company in respect of any Shares purchasable upon the exercise of any part of an Option unless and until such Shares have been issued by the Company to such holders.

     5.6. Ownership and Transfer Restrictions.  The Committee, in its absolute
          -----------------------------------
discretion, may impose such restrictions on the ownership and transferability of the Shares purchasable upon the exercise of an Option as it deems appropriate. Any such restriction shall be set forth in the respective Stock Option Agreement and may be referred to on the certificates, if any, evidencing such Shares. The Committee may direct that the certificates evidencing Shares acquired by exercise of an Option refer to such requirement to give prompt notice of disposition.

     5.7. Limitations on Exercise of Options Granted to an Optionee.  The
          ---------------------------------------------------------
Committee, in its absolute discretion, may impose such limitations and restrictions on the exercise of Options as it deems appropriate. Any such limitation shall be set forth in the respective Stock Option Agreement. Notwithstanding the foregoing, an Option is not exercisable if, in the sole and absolute discretion of the Committee, the exercise of such Option would likely result in any of the following:

     (a) the Optionee's or any other person's ownership of Shares being in violation of the Stock Ownership Limit (as defined in the Company's Articles of Incorporation); or

     (b) income to the Company that could impair the Company's status as a real estate investment trust within the meaning of Sections 856 through 860 of the Code.

                                  ARTICLE VI
                                ADMINISTRATION

     6.1. Compensation Committee.  The Compensation Committee (or another
          ----------------------
committee or a subcommittee of the Board assuming the functions of the Committee under this Plan) shall consist solely of two or more Independent Directors appointed by and holding office at the pleasure of the Board, each of whom is a "non-employee director" as defined by Rule 16b-3. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may be filled by the Board.

     6.2. Duties and Powers of Committee.  It shall be the duty of the Committee
          ------------------------------
to conduct the general administration of this Plan in accordance with its provisions. The Committee shall have the power to interpret this Plan consistent with any Stock Option Agreements, and to adopt such rules for the administration, interpretation, and application of this Plan as are consistent therewith and to interpret, amend or revoke any such rules. Any such grant or award under this Plan need not be the same with respect to each Optionee. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under this Plan, except with respect to matters which, under Rule 16b-3 or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee.

     6.3. Majority Rule; Unanimous Written Consent.  The Committee shall act by
          ----------------------------------------
a majority of its members in attendance at a meeting at which a quorum is present or by a memorandum or other written instrument signed by all members of the Committee. A majority of the members of the Committee shall constitute a quorum.

     6.4. Compensation; Professional Assistance; Good Faith Actions.  Members of
          ---------------------------------------------------------
the Committee shall receive such compensation, if any, for their services as members of the Committee as may be determined by the Board. All expenses and liabilities which members of the Committee incur in connection with the administration of this Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers, or other persons. The Committee, the Board, the Company and the Company's officers shall be entitled to rely upon the advice, opinions
or valuations of any such persons.   All actions taken and all interpretations
and determinations made by the Committee or the Board in good faith shall be final and binding upon all Optionees, the Company and all other interested persons. No members of the Committee or Board shall be personally liable for any action, determination or interpretation made in good faith with respect to this Plan and all members of the Committee and the Board shall be fully protected by the Company in respect of any such action, determination or interpretation.

     6.5  Delegation of Authority to Grant Options.  The Committee may, but need
          ----------------------------------------
not, delegate from time to time to a subcommittee consisting of one or more of the Committee's members authority to grant Options under this Plan to eligible Employees; provided, however, that each such Employee must be an individual
           --------  -------
other than an "officer," "director" or "beneficial owner of more than ten per centum of any class of any equity security" of the Company within the meaning of each such term as it is used under Section 16(b) of the Exchange Act. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation of authority and may be rescinded at any time by the Committee. At all times, any subcommittee appointed under this Section 6.5 shall serve in such capacity at the pleasure of the Committee.

                                  ARTICLE VII
                           MISCELLANEOUS PROVISIONS

     7.1  Not Transferable.  Options granted under this Plan may not be sold,
          ----------------
pledged, assigned, or transferred in any manner other than by will or applicable laws of descent and distribution, unless and until the Shares underlying such Options have been issued, and all restrictions applicable to such Shares have lapsed. No Option holder shall be liable for the debts, contracts or engagements of the Optionee or his or her successors-in-interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

     During the lifetime of the Optionee, only he or she may exercise an Option (or any portion thereof) granted to him or her under the Plan. After the death of the Optionee, any exercisable portion of the Option may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Stock Option Agreement, be exercised by his or her personal representative or by any person empowered to do so under the deceased Optionee's will or under the then applicable laws of descent and distribution.

     7.2  Amendment; Suspension or Termination of this Plan.  Except as
          -------------------------------------------------
otherwise provided in this Section 7.2, this Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee. However, without approval of the Company's stockholders given within 12 months before or after the action by the Board or the Committee, no action of the Board or the Committee may, except as provided in Section 7.3, increase the limits imposed in Section 2.1 on the maximum number of shares which may be issued under this Plan, and no action of the Board or the Committee may be taken that would otherwise require stockholder approval as a matter of applicable law, regulation or rule. No amendment, suspension or termination of this Plan shall, without the consent of the holder of Options, alter or impair any rights or obligations under any Options theretofore granted or awarded, unless the Stock Option Agreement itself otherwise expressly so provides. No Options may be granted or awarded during any period of suspension or after termination of this Plan.

     7.3  Changes in Shares or Assets of the Company, Acquisition or Liquidation
          ----------------------------------------------------------------------
of the Company and Other Corporate Events.
-----------------------------------------

     (a) Subject to Section 7.3(d), in the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company (including, but not limited to, a Corporate Transaction), or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event, in the Committee's sole discretion, affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Option, then the Committee shall, in such manner as it may deem equitable, adjust any or all of:

               (i) the number and kind of Shares (or other securities or property) with respect to which Options may be granted under the Plan (including, but not limited to, adjustments of the limitations in Section 2.1 on the maximum number and kind of Shares which may be issued);

               (ii) the number and kind of Shares (or other securities or property) subject to outstanding Options; and

               (iii)  the exercise price with respect to any Option.

     (b) Subject to Section 7.3(d), in the event of any Corporate Transaction or other transaction or event described in Section 7.3(a) or any unusual or nonrecurring transactions or events affecting the Company, any Affiliate of the Company, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, the Committee is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate or desirable:

               (i) in its absolute discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of an agreement entered into at, or by action taken prior to, the occurrence of such transaction or event and, either automatically or upon the Optionee's request, for the purchase of any such Option for an amount of cash equal to the amount that could have been attained upon the exercise of such Option had such Option been currently exercisable or payable or fully vested, or the replacement of such Option with other rights or property selected by the Committee in its sole discretion;

               (ii) in its absolute discretion, the Committee may provide, either by the terms of such Option or by action taken prior to the occurrence of such transaction or event, that it cannot vest, be exercised or become payable after such event;

               (iii) in its absolute discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of such Option or by action taken prior to the occurrence of such transaction or event, that for a specified period of time prior to such transaction or event, such Option shall be exercisable as to all Shares covered thereby, notwithstanding anything to the contrary in (A) Section 4.4 or (B) the provisions of such Option;

               (iv) in its absolute discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of such Option or by action taken prior to the occurrence of such transaction or event, that upon such event, such Option be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of Shares and prices which are the subject of such Option; and

               (v) in its absolute discretion, and on such terms and conditions as it deems appropriate, the Committee may make adjustments in the number and type of Shares (or other securities or property) subject to outstanding Options, and/or in the terms and conditions of, and the criteria included in, outstanding Options and Options which may be granted in the future.

     (c) Subject to Sections 7.3(d) and 7.8, the Committee may, in its absolute discretion, include such further provisions and limitations in any Option or Share as it may deem equitable and in the best interest of the Company.

     (d)  With respect to Options, no adjustment or action described in this
Section 7.3 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would result in short-swing profits liability under Section 16 of the Exchange Act or violate the exemptive conditions of Rule 16b-3 unless the Committee determines that the Option is not to comply with such exemptive conditions. The number of Shares subject to any Option shall always be rounded to the next whole number.

     7.4  Approval of Plan by Stockholders.  This Plan will be submitted for the
          --------------------------------
approval of the Company's stockholders within 12 months after the date of the Board's initial adoption of this Plan. Options may be granted prior to such stockholder approval, provided, that such Options shall not be exercisable prior to the time when this Plan is approved by the stockholders and, provided further, that, if such approval has not been obtained at the end of said 12 month period, all Options previously granted under this Plan shall thereupon be cancelled and shall automatically become null and void.

     7.5  Tax Withholding.  The Company shall be entitled to require payment in
          ---------------
cash or deduction from other compensation payable to each Optionee of any sums required by federal, state or local tax law to be withheld with respect to the issuance, vesting or exercise of any Option.

     7.6  Loans.  An Employer may, in its discretion, extend one or more loans
          -----
to Employees in connection with the exercise or receipt of an Option granted under this Plan. The terms and conditions of any such loan shall be set by the board of directors of the Employer.

     7.7  Forfeiture Provisions.  Pursuant to its general authority to determine
          ---------------------
the terms and conditions applicable to Options granted under the Plan, the Committee shall have the right (to the extent consistent with the applicable exemptive conditions of Rule 16b-3) to provide, in the terms of a Stock Option Agreement, or by separate written instrument, that (i) any proceeds, gains or other economic benefit actually or constructively received by an Optionee upon the receipt or exercise of the Option, or upon the receipt or resale of any Shares underlying such Option, must be paid to the Company, and (ii) the Option shall terminate and any unexercised portion of such Option (whether or not vested) shall be forfeited, if (a) a Termination of Employment occurs prior to a specified date, or within a specified time period following receipt or exercise of the Option, or (b) the Optionee, at any time, or during a specified time period, engages in any activity in competition with his or her Employer or the Company, or which is inimical, contrary or harmful to the interests of his or her Employer or the Company, as may be further defined from time to time by the Committee.

     7.8  Limitations Applicable to Section 16.  Notwithstanding any other
          ------------------------------------
provision of this Plan, this Plan, and any Option granted to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

     7.9  Effect of Plan Upon Options and Compensation Plans.  The adoption of
          --------------------------------------------------
this Plan shall not affect any other options or compensation or incentive plans in effect for the Company. Nothing in this Plan shall be construed to limit the right of the Company (i) to establish any other forms of incentives or compensation for employees of the Company, Wells Management or Wells Capital, or
(ii) to grant or assume options or other rights or awards otherwise than under this Plan in connection with any proper corporate purpose including, but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

     7.10 Section 83(b) Election Prohibited.  No Optionee may make an election
          ---------------------------------
under Section 83(b) of the Code with respect to any Option granted under this Plan without the Company's consent.

     7.11 Compliance with Laws.  This Plan, the granting and vesting of Options
          --------------------
under this Plan, the issuance and delivery of Shares, and the payment of money or other consideration allowable under Section 5.2(d) of this Plan or under Options awarded hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including, but not limited to, state and federal securities laws and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Committee, the Board or the Company, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Committee, the Board or the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

     7.12 Titles.  Titles are provided herein for convenience only and are not
          ------
to serve as a basis for interpretation or construction of this Plan.

     7.13 Governing Law.  This Plan and any agreements hereunder shall be
          --------------
administered, interpreted and enforced under the internal laws of the State of Georgia without regard to conflicts of laws provisions thereof.

     7.14 Conflicts with Company's Articles of Incorporation.  Notwithstanding
          --------------------------------------------------
any other provision of this Plan, no Optionee shall acquire or have any right to acquire any Shares, and shall not have other rights under this Plan, which are prohibited under the Company's Articles of Incorporation.

                 [Remainder of Page Intentionally Left Blank.]

     I hereby certify that the foregoing Plan was duly adopted by the Board on March 1, 2000.

     Executed on this 4/th/ day of April, 2000.


                                 /s/ Leo F. Wells, III
                                 ---------------------
                                 Leo F. Wells, III, Chairman

     IN WITNESS WHEREOF, the parties below hereby evidence the approval of the foregoing Plan by their respective boards of directors as of the 4th day of April, 2000.


                              WELLS REAL ESTATE INVESTMENT TRUST, INC.
                              A Maryland Corporation


                              By: /s/ Leo F. Wells, III
                                  ---------------------
                                      Leo F. Wells, III, President


                              WELLS CAPITAL, INC.
                              A Georgia Corporation


                              By: /s/ Leo F. Wells, III
                                  ---------------------
                                      Leo F. Wells, III, President


                              WELLS MANAGEMENT COMPANY, INC.
                              A Georgia Corporation


                              By: /s/ Leo F. Wells, III
                                  ---------------------
                                      Leo F. Wells, III, President